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                                  EXHIBIT 10-22

                        RELEASE AND TERMINATION AGREEMENT

         This RELEASE AND TERMINATION AGREEMENT ("Agreement") is effective as of September 16, 2002 by and among GENESEE VENTURES, INC. ("GENESEE"), a New York corporation having an office at 16 West Main Street, Suite 600, Rochester, New York 14614, CROSSROADS SPENCERPORT LLC, a New York limited liability company having an office at 120 Corporate Woods, Suite 100, Rochester, New York 14623 ("CROSSROADS"), NATAPOW REALTY CORPORATION ("NATAPOW"), having an office at 120 Corporate Woods, Suite 100, Rochester, New York 14523, and THEODORE F. SPALL, JR. ("SPALL"), having an address of 30 Grove Street, Pittsford, New York 14534.

                                    RECITALS:

         WHEREAS, Pursuant to a Membership Interest Purchase Agreement (the "MEMBERSHIP INTEREST PURCHASE AGREEMENT") executed on September 16, 2002, Genesee is selling the Genesee Units (as defined therein) and Crossroads is purchasing the Genesee Units;

         WHEREAS, Natapow and Spall (the "OTHER MEMBERS") each own 50 of Crossroads' membership units and are the only members of Crossroads other than Genesee;

         WHEREAS, Genesee, Crossroads, and the Other Members executed an Operating Agreement (the "OPERATING AGREEMENT") effective as of May 31, 1995;

         WHEREAS, Crossroads was indebted to Amresco Capital Corporation ("AMRESCO") pursuant to a mortgage note dated February 10, 1997 in the original principal amount of $3,500,000, and Crossroads, Genesee and the Other Members executed certain other agreements, instruments and documents in connection therewith, including but not limited to a Multifamily Note, Addendum to Multifamily Note, Second Addendum to Multifamily Note, Multifamily Mortgage, Assignment of Rents and Security Agreement, Rider to Multifamily Instrument, Second Rider to Multifamily Instrument, and Consolidation, Extension and Modification Agreement (the "AMRESCO FINANCIAL DOCUMENTS");

         WHEREAS, Lend Lease Mortgage Capital Corporation has purchased, been assigned and/or assumed the Amresco Financial Documents and all rights and obligations thereunder;

         WHEREAS, Genesee, Crossroads and the Other Members are parties to a Cross Indemnification Agreement effective as of February 10, 1997 (the "CROSS INDEMNIFICATION AGREEMENT"), whereby Genesee and the Other Members have agreed to certain indemnification obligations relating to the Amresco Financial Documents; and

         WHEREAS, it is a condition to Closing of the transaction contemplated under the Membership Interest Purchase Agreement that Crossroads and the Other Members execute and deliver this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. TERMINATION OF GENESEE AS A PARTY TO CROSS-INDEMNIFICATION AGREEMENT. Crossroads and the Other Members hereby terminate, release and discharge Genesee as a party to the Cross-Indemnification Agreement and from its obligations and interest in or to the Cross-Indemnification Agreement and agree that, as a result thereof, the Cross-Indemnification Agreement is without force or effect with respect to Genesee and is no longer binding upon Genesee.

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                                                                   Page 67 of 95

         2. RELEASE. Crossroads and the Other Members each hereby release, waive and discharge Genesee Corporation, Genesee and their respective directors, officers, employees and representatives from any and all claims, actions, causes of actions or suits, at law or in equity related to, or arising or resulting from any and all liability for any debts or other obligations of Crossroads arising from, related to or in connection with Crossroads (except for the express representations and warranties made by Genesee herein or in the Membership Interest Purchase Agreement), including, but not limited to, the Amresco Financing Documents, the Operating Agreement and the business, operations and assets of Crossroads, which each now has or hereafter can, shall or may have, whether known or suspected or unknown or unsuspected, by reason of any matter, cause or thing whatsoever from the beginning of time.

         3. COVENANT NOT-TO-SUE. Crossroads and the Other Members agree not to commence or pursue in any federal, state or other court or governmental or regulatory authority or in any arbitration or dispute resolution proceeding (collectively, "PROCEEDINGS") against Genesee Corporation or Genesee or any of their respective officers, directors, employees or representatives, directly or indirectly, any of the claims or other matters herein released and not to assert any affirmative defense in any Proceedings involving any such parties which defense is based on facts that would otherwise support claims or matters released hereunder.

         4. MISCELLANEOUS. This Agreement shall be governed by and enforced in accordance with the internal laws of the State of New York, without giving affect to the conflicts of laws principles thereof. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective or valid under applicable law and if any provision herein is found by a court to be invalid under law on a final and non-appealable basis, then such provision shall be stricken herefrom to the extent invalid, without invalidating the remainder of this Agreement which shall remain in full force and effect. The Membership Interest Purchase Agreement, and exhibits thereto, and this Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and this Assignment cannot be modified or altered in any way without the written consent of all parties hereto. Each of the parties hereto hereby represents and warrants that it or he is fully authorized and has full authority to enter into and observe its or his obligations under this Agreement. Each of the parties hereto hereby represents and warrants to the other that this Agreement constitutes its or his valid and binding agreement and that it is enforceable against it or him in accordance with its terms.

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                                                                   Page 68 of 95

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the first date referred to above.

                                             GENESEE VENTURES, INC.

                                             By:    /s/ Stephen B. Ashley
                                                    ----------------------------
                                             Name:  Stephen B. Ashley
                                             Title: President

                                             CROSSROADS SPENCERPORT LLC

                                             By:   Natapow Realty Corporation

                                                   By: /s/ Stephen D. Natapow
                                                       -------------------------
                                                   Name: Stephen D. Natapow
                                                   Title:   President

                                             NATAPOW REALTY CORPORATION

                                             By:    /s/ Stephen D. Natapow
                                                    ----------------------------
                                             Name:  Stephen D. Natapow
                                             Title: President

                                             /s/ Theodore F. Spall, Jr.
                                             -----------------------------------
                                             Theodore F. Spall, Jr.